As filed with the Securities and Exchange Commission on August 6, 2002

Registration No. 333-97225

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM S-3
Registration Statement Under the Securities Act of 1933

Jurisdiction of
Names of	Incorporation	I.R.S. Employer
Co-Registrants	or Organization	Identification No.

M.D.C. HOLDINGS, INC	Delaware	84-0622967
RICHMOND AMERICAN HOMES OF CALIFORNIA, INC	Colorado	77-0084376
RICHMOND AMERICAN HOMES OF MARYLAND, INC	Maryland	52-0814857
RICHMOND AMERICAN HOMES OF NEVADA, INC	Colorado	88-0227698
RICHMOND AMERICAN HOMES OF VIRGINIA, INC	Virginia	54-0570445
RICHMOND AMERICAN HOMES OF ARIZONA, INC	Delaware	86-0277026
RICHMOND AMERICAN HOMES OF COLORADO, INC	Delaware	84-1256155
M.D.C. LAND CORPORATION	Colorado	84-0831548
RAH OF TEXAS, LP	Colorado	81-0545696
RAH TEXAS HOLDINGS, LLC	Colorado	35-2175328
RICHMOND AMERICAN CONSTRUCTION, INC	Delaware	86-0540418
RICHMOND AMERICAN HOMES OF CALIFORNIA (INLAND EMPIRE), INC	Colorado	84-1590389
RICHMOND AMERICAN HOMES OF TEXAS, INC	Colorado	75-2115660
RICHMOND AMERICAN HOMES OF UTAH, INC	Colorado	02-0574838
RICHMOND AMERICAN HOMES OF WEST VIRGINIA, INC	Colorado	54-2019401

3600 S. Yosemite Street, Suite 900
Denver, Colorado 80237
(303) 773-1100
(Address, including zip code and telephone number, including area code, of registrant’s principal executive office)

Joseph H. Fretz, Esq.
Secretary and Corporate Counsel
3600 S. Yosemite Street, Suite 900
Denver, Colorado 80237
(303) 773-1100
(Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:
Stephen E. Brilz, Esq.
Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100
Denver, Colorado 80203
(303) 861-7000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

     Pursuant to Rule 429 under the Securities Act of 1933, this registration statement contains a combined prospectus that also relates to $300,000,000 of other securities registered on Forms S-3, registration nos. 333-81223, 333-70381 and 333-36631, which have not been offered or sold as of the date of the filing of this registration statement and for which MDC previously paid registration fees of $139,559. This registration statement constitutes a post-effective amendment to the prior related registration statements, pursuant to which the total amount of unsold previously registered securities may be offered and sold as any of the securities registered hereunder, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act of 1933. If the previously registered securities are offered and sold prior to the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

     The co-registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the co-registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ITEM 16. EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EX-5.1 Opinion/Consent of Holme Roberts & Owen LLP

ITEM 16. EXHIBITS.

Exhibit No.	Description

1.1 *	Form of Underwriting Agreement.
4.2(a) +	Form of Senior Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
4.2(b) +	Form of Senior Subordinated Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
4.2(c) +	Form of Junior Subordinated Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
5.1 **	Opinion of Holme Roberts & Owen LLP.
12.1 +	Computation of ratios of earnings to fixed charges.
23.1 +	Consent of Ernst & Young, LLP, Independent Auditors.
23.2 +	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.3 **	Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1)
24.1 +	Powers of Attorney.

*	MDC will file any underwriting agreement that it may enter into as an exhibit to a Current Report on Form 8-K which is incorporated by reference into this registration statement.

+	Previously filed.

**	Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, each co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 6th day of August, 2002.

M.D.C. HOLDINGS, INC.
RICHMOND AMERICAN HOMES OF CALIFORNIA, INC.
RICHMOND AMERICAN HOMES OF MARYLAND, INC.
RICHMOND AMERICAN HOMES OF NEVADA, INC.
RICHMOND AMERICAN HOMES OF VIRGINIA, INC.
RICHMOND AMERICAN HOMES OF ARIZONA, INC.
RICHMOND AMERICAN HOMES OF COLORADO, INC.
M.D.C. LAND CORPORATION
RAH OF TEXAS, LP
RAH TEXAS HOLDINGS, LLC
RICHMOND AMERICAN CONSTRUCTION, INC.
RICHMOND AMERICAN HOMES OF CALIFORNIA
   (INLAND EMPIRE), INC.
RICHMOND AMERICAN HOMES OF TEXAS, INC.
RICHMOND AMERICAN HOMES OF UTAH, INC.
RICHMOND AMERICAN HOMES OF WEST
VIRGINIA, INC.

By:	/s/ Paris G. Reece III Paris G. Reece III Authorized Officer

SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following person in the capacity indicated, on the 1st day of August, 2002.

/s/ GILBERT GOLDSTEIN Gilbert Goldstein Director of M.D.C. Holdings, Inc.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities indicated, on the 6th day of August, 2002.

MDC OFFICERS AND DIRECTORS

Principal Executive Officer:

/s/ * Larry A. Mizel, Chairman of the Board of Directors and Chief Executive Officer

Chief Operating Officer:

/s/ * David D. Mandarich, Director, President and Chief Operating Officer

Principal Financial and Accounting Officer:

/s/ Paris G. Reece III Paris G. Reece III, Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Other Directors:

/s/ * David Blackford

/s/ * Steven J. Borick

/s/ * William B. Kemper

/s/ * Herbert T. Buchwald

CO-REGISTRANT OFFICERS AND DIRECTORS

RICHMOND AMERICAN HOMES OF CALIFORNIA, INC.
RICHMOND AMERICAN HOMES OF MARYLAND, INC.
RICHMOND AMERICAN HOMES OF NEVADA, INC.
RICHMOND AMERICAN HOMES OF VIRGINIA, INC.
RICHMOND AMERICAN CONSTRUCTION, INC.
RICHMOND AMERICAN HOMES OF CALIFORNIA
   (INLAND EMPIRE), INC.
RICHMOND AMERICAN HOMES OF TEXAS, INC.
RICHMOND AMERICAN HOMES OF UTAH, INC.
RICHMOND AMERICAN HOMES OF WEST
VIRGINIA, INC

Principal Executive, Financial and Accounting Officer:

/s/ Paris G. Reece III Paris G. Reece III, Executive Vice President, Director

RICHMOND AMERICAN HOMES OF ARIZONA, INC

Principal Executive, Financial and Accounting Officer:

/s/ Paris G. Reece III Paris G. Reece III, Vice President, Treasurer, Director

RICHMOND AMERICAN HOMES OF COLORADO, INC

Principal Executive Officer:

/s/ * David D. Mandarich, Chairman of the Board of Directors, President

Principal Financial and Accounting Officer:

/s/ Paris G. Reece III Paris G. Reece III, Vice President

Other Directors:

/s/ * Steven J. Borick

/s/ * Larry A. Mizel

M.D.C. LAND CORPORATION

Principal Executive, Financial and Accounting Officer:

/s/ Paris G. Reece III Paris G. Reece III, President and Director

Other Directors:

/s/ * Herbert T. Buchwald

/s/ Michael Touff Michael Touff

RAH OF TEXAS, LP
By:	RICHMOND AMERICAN HOMES OF TEXAS, INC., its General Partner

Principal Executive, Financial and Accounting Officer:

/s/ Paris G. Reece III Paris G. Reece III, Executive Vice President, Director

RAH TEXAS HOLDINGS, LLC

Principal Executive, Financial and Accounting Officer:

/s/ Paris G. Reece III Paris G. Reece III, President and Sole Manager

* By:	/s/ Michael Touff Michael Touff, Attorney in fact

EXHIBIT INDEX

Exhibit No.	Description

1.1 *	Form of Underwriting Agreement.
4.2(a) +	Form of Senior Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
4.2(b) +	Form of Senior Subordinated Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
4.2(c) +	Form of Junior Subordinated Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
5.1 **	Opinion of Holme Roberts & Owen LLP.
12.1 +	Computation of ratios of earnings to fixed charges.
23.1 +	Consent of Ernst & Young, LLP, Independent Auditors.
23.2 +	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.3 **	Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1)
24.1 +	Powers of Attorney.

*	MDC will file any underwriting agreement that it may enter into as an exhibit to a Current Report on Form 8-K which is incorporated by reference into this registration statement.

+	Previously filed.

**	Filed herewith.